UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 24, 2004

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia  30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (404) 715-2600

Registrant’s Web site address:    www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On November 24, 2004, Delta Air Lines, Inc. (“Delta” or the “Company”) completed three transactions, which are important elements of its transformation plan, as described below under Items 3.02 and 8.01.

Item 3.02 Unregistered Sales of Equity Securities

Cost Savings Under Aircraft Concession Program

Delta’s transformation plan includes cost savings under its aircraft leases and aircraft financing transactions.  On November 24, 2004, Delta entered into definitive agreements with aircraft lessors and lenders under which the Company expects to receive average annual concessions of approximately $57 million between 2005 and 2009.  In exchange for these concessions, Delta issued 4,354,724 shares of its common stock, $1.50 par value per share (“Common Stock”).  These shares were issued in a transaction not involving any public offering in reliance on Section 4(2) of the Securities Act of 1933.

Transaction with Holders of 7.7% Notes Due 2005

Also on November 24, 2004, Delta completed a transaction under which the holders of approximately $97 million principal amount of the Company’s unsecured 7.7% Notes due 2005 exchanged those notes for (1) a like principal amount of newly issued unsecured 8.0% Notes due 2007 and (2) a total of 3,921,790 shares of Common Stock.  These securities were issued in a transaction not involving any public offering in reliance on Section 4(2) of the Securities Act of 1933.

On November 29, 2004 and November 30, 2004, holders of an additional approximately $27 million and $1 million, respectively, principal amount of the Company’s unsecured 7.7% Notes due 2005 exchanged those notes for (1) a like principal amount of newly issued unsecured 8.0% Senior Notes due 2007 and (2) a total of 1,151,256 shares of Common Stock.  These securities were issued in transactions not involving any public offering in reliance on Section 4(2) of the Securities Act of 1933.

Delta expects that the holders of an additional approximately $10 million principal amount of 7.7% Notes due 2005 will exchange those notes, in the near term pursuant to existing agreements, for (1) a like principal amount of newly issued 8.0% Senior Notes due 2007 and (2) a total of 415,008 shares of Common Stock.

Item 8.01 Other Events

Exchange Offer for Short-Term Debt Securities

On November 24, 2004, Delta also completed an exchange offer under which holders of approximately $235 million aggregate principal amount of enhanced pass through certificates due in 2005 and 2006 exchanged those securities for a like principal amount of newly issued 9.5% Senior Secured Notes due 2008 (New Notes).  The exchange offer was made only to “qualified institutional buyers” under Rule 144A, and the New Notes will not be registered, under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC. By: /s/ Edward H. Bastian Edward H. Bastian Senior Vice President – Finance and Controller

Date: December 1, 2004